UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

On September 30, 2021, OraSure Technologies, Inc. (the ”Company”) entered into an agreement (the “Agreement”) for $109 million in funding from the U.S. Department of Defense (the “DOD”), in coordination with the Department of Health and Human Services, to build additional manufacturing capacity in the United States for the Company’s InteliSwab™ COVID-19 rapid tests as part of the nation’s pandemic preparedness plan. Under the Agreement, the funding will be used to expand the Company’s production capacity by 100 million tests annually. Funding will be paid to the Company based on achievement of milestones through March 2024 for the design, acquisition, installation, qualification and acceptance of the manufacturing equipment, as set forth in the Agreement. An existing Company location in Bethlehem, PA, will be retrofitted to accommodate increased manufacturing and an additional new facility will be added in another U.S. location to be determined.

Under the terms of the Agreement, the DOD may terminate the Agreement, or any part thereof, for cause in the event the Company defaults or fails to comply with any of the terms and conditions or fails to provide the DOD, upon request, with adequate assurance of future performance. In addition, the DOD has the right to terminate the Agreement, or any part thereof, for its sole convenience.

Title to the equipment and other property provided by the Company in the performance of the Agreement will vest in the Company upon the Company’s completion of the requirements of the Agreement or in the event of a termination of the Agreement, at which time all rights and obligations of the DOD regarding such equipment and property shall cease.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 7.01 – Regulation FD Disclosure.

On October 4, 2021, the Company issued a press release announcing an agreement for $109 million in funding from the U.S. Department of Defense (“DOD”), in coordination with the Department of Health and Human Services, to build additional manufacturing capacity in the United States for the Company’s InteliSwab™ COVID-19 rapid tests. A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information in this Item and attached Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information and Exhibit are being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report or attached Exhibit.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 4, 2021, announcing $109 million in capital funding from the U.S. Department of Defense.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: October 4, 2021	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary